Exhibit (a)(8)

CA, INC.
OFFER TO EXCHANGE  ELIGIBLE OPTIONS FOR NEW OPTIONS

FREQUENTLY ASKED QUESTIONS

The following are answers to some of the questions that you may have about the Offer to Exchange and the accompanying Letter of Transmittal (which, together as they may be amended or supplemented from time to time, constitute the “Offer”). We urge you to read carefully the Offer because the information in this summary is not complete and does not contain all of the information that is important to you.

1.           WHEN DOES THE OFFER COMMENCE?

The commencement date of the Offer is November 7, 2006.

2.           WHEN DOES THE OFFER EXPIRE?

The Offer expires on DECEMBER 7, 2006, at 5:00 p.m. Eastern Time, unless we extend the Offer. If the Offer is extended, we will make a public announcement of the extension no later than 9:00 a.m. Eastern Time on the next business day following the previously scheduled expiration of the Offer.

3.           HOW AND WHEN DO I ACCEPT THE OFFER TO EXCHANGE MY ELIGIBLE OPTION FOR A NEW OPTION?

You received a personalized Letter of Transmittal containing a summary of the Eligible Option (as defined in the Offer) that you hold. If you decide to accept the Offer with respect to your Eligible Option, you must deliver, by 5:00 p.m. Eastern Time on DECEMBER 7, 2006, that Letter of Transmittal, properly completed and duly executed, and any other documents required by the Letter of Transmittal. The Letter of Transmittal and other documents must be sent via facsimile to CA, Attn: the Equity Administration Group at facsimile number 631-342-2351. Submissions by any other means, including hand delivery, e-mail, interoffice mail or U.S. mail (or other postal service), are not permitted. If we extend the Offer beyond that time, you must deliver these documents before the extended expiration date of the Offer.

4.           DURING WHAT PERIOD OF TIME MAY I WITHDRAW MY ACCEPTANCE OF THE OFFER TO EXCHANGE MY ELIGIBLE OPTION FOR A NEW OPTION?

You may withdraw your acceptance of the Offer with respect to your Eligible Option at any time before 5:00 p.m. Eastern Time on DECEMBER 7, 2006 (or any extended expiration date of the Offer). To withdraw your acceptance of the Offer, you must deliver a Withdrawal Form with the required information while you still have the right to withdraw your acceptance of the Offer with respect to your Eligible Option. The Withdrawal Form must be sent to us via facsimile to CA, Attn: the Equity Administration Group at facsimile number 631-342-2351. Submissions by any other means, including hand delivery, e-mail, interoffice mail or U.S. mail (or other postal service), are not permitted.

5.           HOW DO I RE-ACCEPT THE OFFER WITH RESPECT TO MY ELIGIBLE OPTION AFTER I HAVE PREVIOUSLY WITHDRAWN IT?

Once you have withdrawn your acceptance of the Offer for your Eligible Option, you may re-accept the Offer with respect to that option if you once again submit your Letter of Transmittal in accordance with its instructions, and any other documents required by the Letter of Transmittal to CA, as described in Question 3 above, prior to the expiration date of the Offer.

6.           WHAT DO I DO IF I FIND AN ERROR REGARDING MY ELIGIBLE OPTION IN MY LETTER OF TRANSMITTAL?

If you think there is an error in your Letter of Transmittal, please contact the Equity Administration Group at 631-342-2577.

7.           WHERE CAN I OBTAIN A COPY OF THE WITHDRAWAL FORM?

To obtain a copy of the Withdrawal Form, please contact the Equity Administration Group at 631-342-2577.

8.           WHERE CAN I OBTAIN A COPY OF THE LETTER OF TRANSMITTAL?

Your Letter of Transmittal was sent to you via e-mail after you received the Offer to Exchange documents, dated November 7, 2006. To receive an additional copy of your Letter of Transmittal, please contact the Equity Administration Group at 631-342-2577.

9.           WHAT ARE SOME OF THE KEY DATES TO REMEMBER?

The commencement date of the Offer is November 7, 2006.

The Offer expires at 5:00 pm Eastern Time on DECEMBER 7, 2006  (unless we extend it).

If accepted by CA, the Eligible Options will be cancelled and New Options granted effective on the first business day following the Expiration Date of the Offer (unless we extend the Offer).

10.  IF I AM A NON-U.S. RESIDENT, CAN I PARTICIPATE IN THE OFFER?

Only option holders who were U.S. taxpayers in the U.S. in 2005 are eligible to participate in the Offer. Option holders who were not U.S. taxpayers should not be subject to the adverse tax consequences of Section 409A.

11.     WHO CAN I TALK TO IF I HAVE QUESTIONS ABOUT THE OFFER?

For additional information or assistance, you should contact the Equity Administration Group at 631-342-2577.